CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Funds Trust:

We consent to the use of our report dated June 9, 2015, with respect to the financial statements of Putnam Equity Spectrum Fund, a series of Putnam Funds Trust, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditors and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
August 24, 2015